UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2010

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 21, 2010, Zhone Technologies, Inc. (the “Company”) received a written notification from The Nasdaq Stock Market (“Nasdaq”) Listing Qualifications Department that the Company has regained compliance with the audit committee requirements for continued listing on Nasdaq set forth in Nasdaq Listing Rule 5605(c)(2).

As stated in the notification from Nasdaq, on March 2, 2010, the staff of the Listing Qualifications Department notified the Company that as a result of the resignation of Mr. Steven Levy from the Company’s Board of Directors and Audit Committee, the Company failed to have three independent directors on its Audit Committee as required by the Nasdaq Listing Rules. Following the recent appointment of Ms. Nancy Pierce to the Company’s Board of Directors and Audit Committee, the Company now has three independent directors on its Audit Committee. Accordingly, the Company has regained compliance with the audit committee requirements and the matter is now considered closed.

The Company issued a press release on April 22, 2010 announcing receipt of the above described letter from Nasdaq. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press Release dated April 22, 2010 issued by Zhone Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2010	Zhone Technologies, Inc.

	By:	/s/ KIRK MISAKA
Kirk Misaka
Chief Financial Officer